UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

October 19, 2020

Commission File Number 001-38308

Greenpro Capital Corp.

(Exact name of registrant issuer as specified in its charter)

Nevada	98-1146821
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

B-7-5, Northpoint Office,

Mid Valley City, No. 1 Medan Syed Putra Utara,

59200 Kuala Lumpur, Malaysia

(Address of principal executive offices, including zip code)

Registrant’s phone number, including area code (603) 2201-3192

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.0001 par value	GRNQ	NASDAQ Capital Market

Item 1.01. Entry into a Material Definitive Agreement.

On October 19, 2020, Greenpro Capital Corp. (the “Company”) entered into a Stock Purchase and Option Agreement (the “Agreement”) with Tang Ka Siu Johnny (the “Seller”) and First Bullion Holdings Inc., a British Virgin Islands company (“FBHI”). Pursuant to the Agreement, the Company will acquire 10% of the issued and outstanding shares of FBHI for a purchase price of $1,000,000. The purchase price shall be paid by the Company issuing to the Seller approximately 685,871 restricted shares of the Company’s common stock, which was based on the average closing price of the Company’s common stock for the five trading days preceding the date of the Agreement. FBHI is in the business of banking, payment gateway, credit cards, debit cards, money lending, crypto trading and securities token offerings, with corporate offices in the Philippines and Hong Kong.

FBHI and the Seller also granted to the Company an option for 180 days following the date of the Agreement to purchase an additional 8% of the issued and outstanding shares of FBHI, at an agreed valuation of FBHI equal to $20,000,000. The purchase price will be based on the average closing price of the Company’s common stock for the five trading days preceding the date of exercise of the option. In consideration of granting the option, the Company shall issue to the Seller 250,000 restricted shares of the Company’s common stock, which shall constitute partial payment for the option should the Company elect to exercise the option.

The closing is expected to occur on or before October 31, 2020. A copy of the Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing summary of the terms of the Agreement is subject to, and qualified in its entirety by, such agreement.

Item 3.02. Unregistered Sales of Equity Securities.

As described more fully in Item 1.01 above, on the closing date of the transaction, the Company intends to issue to the Seller restricted shares of the Company’s common stock in a private placement, which shares, when issued, will be exempt from registration pursuant to Section 4(a)(2) of, and/or Rule 506 under Regulation D promulgated under, the Securities Act of 1933, as amended.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Stock Purchase and Option Agreement dated October 19, 2020.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GREENPRO CAPITAL CORP.

Date: October 23, 2020	By:	/s/ Lee Chong Kuang
	Title:	President and Chief Executive Officer

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